UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016 (August 26, 2016)

MYOS RENS TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On August 26, 2016, the board of directors (the “Board”) of MYOS RENS Technology Inc. (the “Company”) appointed Joseph Mannello as the Company’s interim Chief Executive Officer, effective as of September 1, 2016.

Mr. Mannello, age 59, has served as a member of the Board since December 2015. Mr. Mannello has been an independent management consultant since May 2015. From March 2013 to April 2015, he served as executive managing director and a member of the operating committee of Brean Capital LLC, an independent investment bank and asset management firm. From March 2008 to March 2012, Mr. Mannello served as executive managing director and the head of corporate credit of Gleacher & Company, Inc. (OTC:GLCH), a publicly-traded investment bank. From March 1998 to March 2008, he served as a managing director and the head of the corporate fixed income division of BNY Capital Markets, Inc., a subsidiary of The Bank of New York Mellon Corp. (NYSE:BK). From June 1992 to March 1998, Mr. Mannello founded and served as the chief executive officer of Mendham Capital Group, Inc., an institutional broker-dealer which was acquired by BNY Capital Markets, Inc. Mr. Mannello received a BA in Psychology from Rutgers University.

On August 30, 2016, the Company entered into an offer letter (the “Offer Letter”) with Mr. Mannello, pursuant to which Mr. Mannello will serve as the Company’s interim Chief Executive Officer commencing September 1, 2016. Pursuant to the terms of the Offer Letter, Mr. Mannello will work for the Company on a full-time basis as an at-will employee and will receive an annual base salary of $240,000. Mr. Mannello will be entitled to an annual bonus of up to 100% of his annual base salary, as determined by the Board (or its compensation committee) in its sole discretion. Mr. Mannello will also receive a grant of 10,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which will vest upon the earlier of (i) the six-month anniversary of his start date and (ii) the date the Company hires a permanent Chief Executive Officer.

There are no family relationships between Mr. Mannello and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Mannello that are reportable pursuant to Item 404(a) of Regulation S-K.

Election of Director

On August 26, 2016, the Board elected Victor Mandel to fill a vacancy in the Board resulting from the recent resignation of Guiying Zhao. It is expected that Mr. Mandel will replace Mr. Mannello as chairman of the audit committee of the Board.

Mr. Mandel, age 51, served as a director of the Company from December 2015 until March 2016. He is the founding partner of Criterion Capital Management, LLC and has over twenty-five years of experience in investments, corporate strategy and corporate governance. Mr. Mandel previously served as Co-Chairman of Ambac Financial Group, Inc. (NASDAQ: AMBC) from May 2013 through December 2014 and as a director, chair of its Governance and Nominating Committee and member of its Audit and Strategy and Risk Policy Committees from May 2013 until May 2016. Additionally, he has previously served as a member of the board of directors and on the audit committees of Comsys IT Partners, Inc. (now a Manpower company), Broadpoint Gleacher Securities Group, Inc. (now Gleacher & Co., Inc.), and XLHealth Corp. (now a United Healthcare company). He previously served as the Chief Financial Officer of Circle.com (NASDAQ:CIRC) and served as Executive Vice President, Finance and Development of Snyder Communications, Inc. (NYSE:SNC) from 1999 to 2000. From 1991 to 1999, Mr. Mandel served as vice president in the Investment Research department at Goldman Sachs & Co. (NYSE:GS). Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania, an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst.

There are no family relationships between Mr. Mandel and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Mandel that are reportable pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS RENS TECHNOLOGY INC.

Dated: August 31, 2016	By:	/s/ K. Bryce Toussaint
	Name:	K. Bryce Toussaint
	Title:	Chief Executive Officer

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